EXHIBIT 99.1

STRATA Skin Sciences Announces Preliminary Fourth Quarter and Full-Year 2018 Revenue Results

Unaudited Fourth Quarter 2018 total revenue was $8.1 million, with recurring revenue of $6.0 million, representing a 10.7% increase in installed base utilization

Horsham, PA, April 2, 2019 — STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today provided a corporate update and announced preliminary unaudited revenue and gross margin results for the fourth quarter and full year ended December 31, 2018.

Financial results reported in this press release are preliminary. Final financial results and other disclosures will be reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and may differ materially from the results and disclosures in this press release due to, among other things, the completion of final audit procedures, including, but not limited to, those related to contingent or potential liabilities related to sales and use tax as well as potential non-cash derivative accounting treatment arising from debentures issued in June 2015 and converted to Series C Preferred Stock in September 2017, the occurrence of subsequent events, or the discovery of additional information.
Dr. Dolev Rafaeli, STRATA’s President and Chief Executive Officer, commented, “We are very pleased with the progress of our turnaround strategy and our strong top-line performance this quarter, which underscores that our team is executing effectively on our long-term plan. We continue to set the foundation for further growth and reiterate our expectation for double-digit revenue growth in 2019, as well as accelerating business development activities with the goal to announce at least one tuck-in acquisition during 2019.”

Financial Results for the Fourth Quarter of 2018
Total revenues for the fourth quarter of 2018 were $8.1 million compared with $8.5 million in the fourth quarter of 2017. Excluding the effect of the Nordlys aesthetic laser business discontinued in May 2018, revenues in the fourth quarters of 2018 and 2017 would have been $8.1 million and $7.8 million, respectively, reflecting growth of 3.5%. Recurring XTRAC revenues for the fourth quarter of 2018 totaled $6.0 million, representing an increase of 9.6%, and 73.8% of total revenues for the fourth quarter of 2018. Average revenue per device for the fourth quarter of 2018 was $8,063, which increased 10.6% versus the fourth quarter of 2017.

Equipment revenues for the fourth quarter of 2018 were $2.1 million compared with $3.0 million in the fourth quarter of 2017. Excluding the effect of the Nordlys aesthetic laser business discontinued in May 2018, equipment revenues for the fourth quarters of 2018 and 2017 would have been $2.1 million and $2.3 million, respectively, reflecting a decline of 11.0%.

Gross margins for the fourth quarter of 2018 were 66.9%, an increase of more than 17 percentage points from 49.2% during the fourth quarter of 2017, driven primarily by the growth in recurring revenue.

Financial Results for Full Year 2018
Total revenues for the year ended December 31, 2018 were $30.0 million compared with $31.3 million for the year ended December 31, 2017. Excluding the effect of Nordlys aesthetic laser business discontinued in May 2018, total revenues for the years ended December 31, 2018 and 2017 would have been $29.6 million and $30.1 million, respectively, reflecting a decline of 1.7%. Recurring XTRAC revenues were $21.2 million, representing a decline of 5.8% and 70.7% of total revenues for the year ended December 31, 2018, and average revenue per device was $7,100, a decline of 1.6%. Gross margins for 2018 were 58.3%, compared with 56.9% for 2017.

Equipment revenues for the year ended December 31, 2018 were $8.8 million compared with $8.8 million for the year ended December 31, 2017. Excluding the effect of the Nordlys aesthetic laser business discontinued in May 2018, equipment revenues for the years ended 2018 and 2017 would have been $8.4 million and $7.6 million, respectively, reflecting growth of 10.5%.

STRATA ended 2018 with an installed base of 746 XTRAC recurring revenue devices. The Company continues to relocate XTRAC lasers from underperforming clinics to those with greater utilization potential.

STRATA remained focused on its comeback strategy in which the Company targets users of excimer lasers (whether they are XTRAC lasers or otherwise) with an established patient treatment business, enabling STRATA to replace underperforming devices with those that can generate greater returns immediately. The Company had 14 comebacks for the year ended December 31, 2018 compared to 4 for the year ended December 31, 2017.

During the year ended December 31, 2018, the Company executed strategic agreements with two private equity-backed groups and, as a result, placed XTRAC lasers in 18 new clinics.  STRATA believes that these strategic agreements, which offer the groups a low-risk, high-margin business development vehicle, will greatly enhance the Company’s installed base growth opportunity.

STRATA ended the year with cash and cash equivalents of $16.5 million, as compared to $15.9 million as of the end of the third quarter of 2018, marking the second consecutive quarter of positive cash flow generation.

Subsequent to year end, a shareholder converted 3,090 shares of Series C Preferred Stock into 1,148,698 shares of common stock. In addition, in February 2019, warrants for 265,947 shares of common stock with an exercise price of $3.75 expired. As of December 31, 2018, the Company had 29,943,086 shares of common stock issued and outstanding.

The Company has experienced delays in the completion of the audit of its financial statements for the year ended December 31, 2018, as it is still evaluating the proper accounting of certain historical contingent and potential liabilities related to state sales and use taxes as well as potential non-cash derivative accounting treatment arising from debentures issued in June 2015 and converted to Series C Preferred Stock in September 2017. We do not expect that the resolution of our review of these accounting matters will have an impact on our reported revenues or gross margin for 2018. Accordingly, the filing of the Company’s Annual Report on Form 10-K will be delayed and will be filed as soon as the Company has completed the audit. STRATA will shortly file a Form 12b-25 with the SEC regarding the Company’s Form 10-K, and, at this time, does not anticipate that it will file its Form 10-K within the fifteen day extension period. The Company is working diligently on this matter and will, as soon as practicable, make a further announcement regarding the updated timing of the release of its financial results as well as the timing of a conference call on its financial results.

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation. Nothing in this press release is intended to indicate that the FDA has cleared the MMD device for marketing or that the sought-after indications for use will be allowed by the FDA.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma; diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 740 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; calculation of sales and use tax accruals and claims for uncollected sales and use tax; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Jeremy Feffer, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	212-915-2568
ir@strataskin.com	jeremy@lifesciadvisors.com